Exhibit 10.38


                                     LEASE


                                    BETWEEN




              MENLO BUSINESS PARK AND PATRICIAN ASSOCIATES, INC.

                                 ("LANDLORD")


                                      AND


                                INGENEX, INC.,

                                  ("TENANT")



                       BUILDING 14B, MENLO BUSINESS PARK



                                 MARCH 6, 1996

                               TABLE OF CONTENTS


                                                                PAGE

 1.  Parties                                                      1
 2.  Premises                                                     1
 3.  Definitions                                                  1
 4.  Lease Term                                                   3
       a.  Initial Term                                           3
       b.  Option to Extend                                       3
 5.  Rent                                                         4
       a.  Monthly Rent                                           4
       b.  Additional Rent                                        4
       c.  Option Period                                          4
       d.  Prorations                                             5
 6.  Late Payment Charges                                         5
 7.  Security Deposit                                             6
 8.  Holding Over                                                 6
 9.  Intentionally Omitted                                        7
10.  Condition of Premises                                        7
11.  Use of the Premises                                          7
       a.  Tenant's Use                                           7
       b.  CC&R's                                                 7
       c.  Compliance                                             8
12.  Quiet Enjoyment                                              9
13.  Alterations                                                  9
       a.  Permitted Alterations                                  9
       b.  Notice                                                10
       c.  Fixtures                                              10
14.  Surrender of the Premises                                   10
15.  Real and Personal Property Taxes                            11
       a.  Payment by Tenant                                     11
       b.  Tax on Improvements                                   11
       c.  Proration                                             11
       d.  Payment on Expiration of Term                         11
       e.  Personal Property Taxes                               11
       f.  Failure to Pay                                        12
16.  Utilities and Services                                      12
17.  Building Expenses                                           12
       a.  Definition                                            12
       b.  Payment                                               13
       c.  Tenant's Repairs and Maintenance                      13
18.  Project Expenses                                            13
       a.  Common Areas                                          13

                                      (i)

       b.  Use of Common Areas                                   13
       c.  Specific Provisions re: Vehicle Parking               14
       d.  Maintenance of common Areas                           14
       e.  Tenant's Share and Payment                            15
19.  Parking                                                     15
20.  Landlord's Right to Enter the Premises                      15
21.  Signs                                                       15
22.  Insurance                                                   16
       a.  Indemnification                                       16
       b.  Tenant's Insurance                                    16
       c.  Landlord's Insurance                                  17
       d.  Deductibles                                           17
       e.  Certificates                                          17
       f.  Increased Coverage                                    18
       g.  Co-Insurer                                            18
       h.  Sufficiency of Coverage                               18
       i.  Insurance Requirements                                18
       j.  Landlord's Disclaimer                                 18
       k.  Failure to Pay                                        19
23.  Waiver of Subrogation                                       19
24.  Damage or Destruction                                       19
       a.  Landlord's Obligation to Rebuild                      19
       b.  Landlord's Right to Terminate                         19
       c.  Limited Obligation to Repair                          20
       d.  Abatement of Rent                                     20
25.  Condemnation                                                20
       a.  Total Taking - Termination                            20
       b.  Partial Taking                                        20
       c.  No Apportionment of Award                             21
       d.  Temporary Taking                                      21
       e.  Sale Under Threat of Condemnation                     21
26.  Assignment and Subletting                                   21
       a.  Landlord's Consent                                    21
       b.  Sublease Form                                         21
       c.  No Waiver                                             21
       d.  Information to be Furnished                           21
       e.  Landlord's Alternatives                               22
       f.  Proration                                             22
       g.  Executed Original                                     22
       h.  Transfer to Purchaser                                 23
       i.  Conditions Reasonable                                 23
27.  Default                                                     23
       a.  Tenant's Default                                      23
       b.  Remedies                                              23
       c.  Landlord's Default                                    25

                                     (ii)

28.  Subordination                                               25
29.  Notices                                                     26
30.  Attorneys' Fees                                             26
31.  Estoppel Certificate                                        27
32.  Transfer of the Premises by Landlord                        27
33.  Landlord's Right to Perform Tenant's Covenants              28
35.  Mortgage Protection                                         28
36.  Brokers                                                     28
37.  Acceptance                                                  28
38.  Recording                                                   29
39.  Quitclaim                                                   29
40.  Modifications for Lender                                    29
41.  Sewer Fees                                                  29
42.  General                                                     29
       a.  Captions                                              29
       b.  Executed Copy                                         29
       c.  Time                                                  29
       d.  Severability                                          30
       e.  Choice of Law                                         30
       f.  Gender; Singular, Plural                              30
       g.  Binding Effect                                        30
       h.  Waiver                                                30
       i.  Entire Agreement                                      30
       j.  Authority                                             30
       k.  Exhibits                                              30
       l.  Lease Summary                                         31



EXHIBIT "A-1"                                    Site Plan - Lot 14
EXHIBIT "A-2"                               Site Plan - The Project
EXHIBIT "B"                                     Tenant Improvements
EXHIBIT "C"                            Commencement Date Memorandum
EXHIBIT "D"                       Fixtures, Equipment, and Personal
                                               Property of Landlord
EXHIBIT "E"                                           Lease Summary


                                     (iii)

                                     LEASE


     1.    Parties.

       THIS LEASE (the "LEASE"), dated March 6, 1996, is entered into by and between MENLO BUSINESS PARK, JOINT VENTURE, a California general partnership, composed of PATRICIAN ASSOCIATES, INC., a California corporation, whose address is 711 High Street, Des Moines, Iowa 50392, and MENLO BUSINESS PARK, a California general partnership, whose address is 300 Second Street #109, Los Altos, California 94022 (collectively, "LANDLORD"), and INGENEX, INC., a Delaware corporation, whose address is 1505 O'Brien Drive, Menlo Park, CA, 94025 ("TENANT").

     2.    Premises.

       Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises (the "PREMISES") consisting of 22,677 square feet in that certain building (the "BUILDING") commonly known as Building 14B, 1505 O'Brien Drive, City of Menlo Park, County of San Mateo, California, as shown on Exhibit "A-1" attached hereto, together with the right to use the driveways and walkways for access thereto. Tenant shall have the non-exclusive use of 63 on-site parking spaces serving the Building as shown on Exhibit "A-1" hereto, and the Common Areas of the Project, as such terms are hereafter defined, subject to the terms of this Lease.

     3.    Definitions.

       The following terms shall have the following meanings in this Lease:

       "ALTERATIONS" shall mean any alterations, additions or improvements made in, on or about the Building or the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning and electrical fixtures, equipment, pipes and conduits; draperies, wall coverings; cabinetry; carpeting and/or other floor covering; ceiling tile, fixtures and carpentry installations.

       "BUILDING" shall mean that certain building shown on Exhibit "A-1" as Building No. 14 containing approximately 56,460 square feet of floor area, the address of which is 1505 O'Brien Drive, Menlo Park, California.

       "BUILDING EXPENSES" shall mean those expenses related to the Building as defined in Paragraph 14 of this Lease.

       "CC&R'S" shall mean those certain covenants, conditions and restrictions recorded August 14, 1985, as Instrument No. 85082618, Records of San Mateo County, California, as the same are amended from time to time.

       "CITY" shall mean the City of Menlo Park, State of California.

       "COMMENCEMENT DATE" shall mean March 6, 1996.

       "COMMON AREAS" shall mean those areas defined in Paragraph 18 of this Lease.

       "COUNTY" shall mean the County of San Mateo, State of California.

       "HVAC" shall mean the heating, ventilating and air conditioning system serving the Premises.

       "INTEREST RATE" shall mean the maximum rate of interest permitted by law.

       "LANDLORD'S AGENTS" shall mean Landlord's authorized agents, contractors, partners, subsidiaries, directors, officers and employees.

       "The LOT" shall mean the area containing approximately 116,045 square feet of land upon which the Building is situated.

       "MONTHLY RENT" shall mean the rent payable pursuant to Paragraph 5(a), as adjusted from time to time pursuant to the terms of this Lease.

       "PREMISES" shall mean Suite 14B located in the Building consisting of 22,677 square feet, non-exclusive access rights to the Building, and the right to use 63 parking spaces on the Lot. The Premises shall be deemed to include the fixtures, equipment, and personal property of Landlord located in the Building as listed on Exhibit "D" attached hereto. Said fixtures, equipment, and personal property shall be made available by Landlord in their "as is" condition as of the Commencement Date of the Term.

       "PROJECT" shall mean that certain real property, and all improvements thereon, including the Building, the other buildings, if any, and related improvements, as shown on Exhibit "A-2" hereto, and known as "MENLO BUSINESS PARK."

       "PROJECT EXPENSES" shall mean those expenses related to the Project as defined in Paragraph 18 of the Lease.

       "REAL PROPERTY TAXES" shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay for any general or special assessments for public improvements, services, or benefits and any increases resulting from reassessments caused by any change in ownership, new construction, or change in valuation), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against or with respect to (1) the value, occupancy, or use of the Premises (as now constructed or as may at any time hereinafter be constructed, altered, or otherwise changed), (2) the fixtures, equipment, and other real or personal property of Lessor that are an integral part of the Premises, or (3) the use of the areas of the Premises located outside of the Building, public utilities, or energy within the Premises; (4) all charges, levies, or fees imposed by reason of environmental regulation or other governmental control of the Premises; and (5) any new excise, transaction, sales, privilege, or other tax now or hereafter imposed upon Lessor as a result of this Lease.

       "RENT" shall mean Monthly Rent plus the Additional Rent defined in Paragraph 5(b).

       "SUBLEASE" shall mean any transfer, sublease, assignment, license or concession agreement, encumbrance or hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or any portion of the Premises. In the event that the Tenant shall transfer, all at once, or in a series of transfers, more than 50% of its voting stock, then Tenant shall notify Landlord five (5) business days prior of its intent to make such a transfer, and at the request of Landlord, Tenant shall demonstrate that such transfer creates a financial solvency equal to or greater than the condition prior to such transfer.

       "SUBRENT" shall mean consideration of any kind received, or to be received, by Tenant from a Subtenant for a sublease

       "SUBTENANT" shall mean the person or entity with whom a Sublease agreement is proposed to be or is made.

       "TENANT IMPROVEMENTS" shall mean those certain improvements to the Premises to be constructed pursuant to Exhibit "B" attached to this Lease and incorporated herein by this reference.

       "TENANTS PERSONAL PROPERTY" shall mean Tenant's removable trade fixtures, furniture, equipment and other personal property in the Premises.

       "TENANT'S PROPORTIONATE SHARE OF BUILDING EXPENSES" shall mean 40.17% of the Building Expenses.

       "TENANT'S PROPORTIONATE SHARE OF PROJECT EXPENSES" shall mean the square footage of the Lot (116,045) divided by the square footage of the leasable Lots in the Project (2,060,693) which equals 5.63%, multiplied by Tenant's Proportionate Share of Building Expenses which equals 02.26%.

       "TERM" shall mean the term of this Lease set forth in Paragraph 4(a), as it may be extended hereunder pursuant to the proper exercise of the option to extend the term granted herein.

       "TERMINATION DATE" shall mean March 5, 1999.

     4.    Lease Term.

       a.  Initial Term.

       The term of this Lease shall commence on the Commencement Date and terminate on the Termination Date, unless earlier terminated pursuant to the terms hereof.

       b.  Option to Extend.

       Landlord hereby grants to Tenant the option to extend the initial Term of this Lease, for the longer of (i) twenty-seven

(27) months, or (ii) to a date which is the end of the lease of the mezzanine of the Building by the tenants thereof under the present lease of such mezzanine (the "OPTION TERM"). Tenant may exercise the foregoing option to extend by giving written notice of exercise to Landlord at least six (6) months, but no more than twelve (12) months, prior to the expiration of the initial Term of the Lease; provided that if Tenant is in default under this Lease, beyond any applicable cure period, at the time of exercise of the option or at the commencement date of the Option Term, such notice shall be void and of no force or effect. Said option Term, if exercised, shall be upon the same terms and conditions as the initial Term, except that the Monthly Rent during the Option Term shall be determined as set forth in Paragraphs 5(c) hereof and there shall be no additional option to extend. If Tenant does not exercise the option in a timely manner the option shall lapse, time being of the essence with respect to the exercise of the option.

     5.    Rent.

       a.  Monthly Rent.

       Tenant shall pay to Landlord, in lawful money of the United States, for each calendar month of the Term, Monthly Rent, in advance, on the first day of each calendar month of the Term, without abatement, deduction, claim, offset, prior notice or demand as follows:


     Period            Amount/Usable  SF/Mo/NNN        Monthly Rent
     ------            ------------------------        ------------
     Year 1                 $1.20/SF - NNN               $27,212.40
     Year 2                 $1.20/SF - NNN               $27,212.40
     Year 3                 $1.30/SF - NNN               $29,480.10


           Landlord hereby acknowledges receipt of Tenant's payment of Monthly Rent for the month of March, 1996 in the amount of $27,212.40.

           b.   Additional Rent.

           All amounts which Tenant is obligated to pay under this Lease in addition to Monthly Rent, including, without limitation,

Real Property Taxes payable pursuant to Paragraph 15 hereof, repair and maintenance charges payable pursuant to Paragraph 17 hereof, and insurance premiums payable pursuant to Paragraph 22 hereof shall constitute Additional Rent.

           c.   Option Period.

                (i) The Monthly Rent for the first year of the Option Term shall be adjusted to the Prevailing Market Rent, as defined herein, in the manner provided herein; provided, however, that in no event shall the Monthly Rent for the first year of the Option Term be less than $1.30 per useable square foot. The "PREVAILING MARKET RENT" fix shall be equal to the prevailing market rate for properties of equivalent quality, size, utility and location in Menlo Park, California as of the date which is six (6) months prior to the scheduled expiration of the Lease Term, taking all relevant factors into account. If Tenant has timely exercised its right to extend the Lease Term, Landlord shall notify Tenant in writing of the proposed new Monthly Rent, which shall be equal to the Prevailing Market Rent, for the first year of the Option Term at least ninety (90) days prior to the Commencement Date of the Option Term. Unless Tenant objects to the Prevailing Market Rent as determined by Landlord within ten (10) days after receipt of such notice, the amount stated in such notice shall be the new Monthly Rent. If Tenant objects to Landlord's proposal, then the new Monthly Rent shall be determined by an MAI appraiser. Landlord shall choose such an appraiser within thirty (30) days after Tenant notifies Landlord of Tenant's objection to the Prevailing Market Rate determined by Landlord. If Tenant does not disapprove Landlord's choice of any appraiser by delivery of written notice of disapproval within five (5) days after written notice of such choice by Landlord, then Landlord's appraiser shall be deemed to have been approved by Tenant. If Tenant does not approve Landlord's choice of an appraiser, then Tenant's notice of disapproval shall name an MAI appraiser designated by Tenant, and Tenant's appraiser and Landlord's appraiser shall appoint a third MAI appraiser in which event each appraiser shall determine the Prevailing Market Rent. The two amounts which are closer shall be averaged, and such average shall be the Prevailing Market Rent for purposes of the first year of the Option Term. Landlord and Tenant shall each make a good faith effort to have any appraiser it chooses prepare its assessment of the Prevailing Market Rent promptly. The cost of any common appraiser shall be split equally by Landlord and Tenant, and, if three appraisers are utilized, Landlord and

Tenant shall each be responsible for the fees and costs of the appraiser which it appoints. If the Monthly Rent shall not have been determined by the Commencement Date of the Option Term, Tenant shall pay Monthly rent when due during the Option Term at Tenant's proposed Monthly Rent until the new Monthly Rent is determined. When the actual adjusted Monthly Rent is determined, Tenant shall promptly pay Landlord any additional rent due for the months which have elapsed in the Option Term or, alternatively, Landlord shall credit any excess payment for the elapsed months to the next monthly installments of Monthly Rent becoming due.

           (ii) The Monthly Rent for each succeeding year of the Option Term shall be as follows:


Period                Amount/Useable SF/Mo/NNN
------                ------------------------
Year 2 The Prevailing Market Rent, determined as set forth in Paragraph 5(c)(i) hereof, plus $.05/sf/mo
Year 3      The Monthly Rent for Year 2 of the Option
            Term, plus $.05/sf/mo

           d.   Prorations.

           If the Commencement Date is not the first (1st) day of a month, or if the Termination Date of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which this Lease commences or terminates.

      6.   Late Payment Charges.

           Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and notes secured by any encumbrance covering the Premises, or late charges and penalties due to late payment of Real Property Taxes due on the Premises. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within ten

(10) calendar days after the date such payment is due (the "GRACE PERIOD"), Tenant shall pay to Landlord an additional sum equal to seven percent (7%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of any late charge shall not constitute a waiver by Landlord of Tenant's default with respect to the overdue amount, and shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. Notwithstanding the foregoing, upon the second occurrence during any twelve (12) month period of this Lease of Tenant's failure to pay Monthly Rent or Additional Rent when due or within the Grace Period (not to exceed a total of eight (8) times during the term of the Lease), Landlord may condition its acceptance of future Rent upon a requirement that Tenant concurrently execute an amendment to this Lease which provides that Monthly Rent for the balance of the Term of this Lease shall be made in quarterly installments, in advance, in an amount equal to the sum of the Monthly Rent amounts payable during such three (3) month period.

      7.   Security Deposit.

           Tenant has deposited with Landlord the sum of Twenty Seven Thousand Two Hundred and Twelve and 40/1OOths Dollars ($27,212.40) as a Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, beyond any applicable cure period, Landlord may apply all or any part of the Security Deposit to the payment of any Rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the Termination Date.

      8.   Holding Over.

           If Tenant remains in possession of all or any part of the Premises after the Termination Date, with the prior written consent of Landlord, such possession shall constitute a month-to-month tenancy only and shall not constitute a renewal or extension for any further term. In such event, Monthly Rent shall be increased to an amount equal to (i) if the holding over is consented to by Landlord, the fair rental value of the Premises as mutually agreed to by Landlord and Tenant, but not less than $1.30/sf/mo, or (ii) if such holding over is not consented to by Landlord, one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due hereunder shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein.

      9.   Intentionally Omitted.

      10.  Condition of Premises.

           At Landlord's expense, on the Commencement Date, the Premises shall be in broom clean condition with all HVAC, electrical and plumbing systems in good working order. Additionally, at Landlord's expense, Landlord shall have performed the work set forth on Exhibit B. Within thirty (30) days after the Commencement Date, Tenant shall conduct a walk-through inspection of the Premises with Landlord and complete a punch-list of items needing correction or additional work, if any, which punch list shall be approved in writing by Landlord and Tenant. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in a good, clean and completed condition and repair. The punch-list shall not include any damage to the Premises caused by Tenant's move-in, which damage shall be repaired or corrected by Tenant, at its expense. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, and that neither Landlord nor Landlord's Agents has agreed to undertake any Alterations or construct any Tenant Improvements to the Premises except as expressly provided in this Lease and the Exhibits hereto. If Tenant fails to submit a punch-list to Landlord within such thirty (30) day period, it shall be deemed that there are no items needing additional work or repair. Upon completion of such punch-list items, Tenant shall approve such corrected or completed items in writing to Landlord. If Tenant fails to approve such items within seven (7) days after completion, such items shall be deemed approved by Tenant.

      11.  Use of the Premises.

           a.   Tenant's Use.

           Tenant shall use the Premises solely for light manufacturing, research and development, laboratory use and storage and administrative offices, and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord. Use of the Common Area of the Project shall be nonexclusive, except for walkways appurtenant to the Building and designed for the exclusive use of the occupants thereof.

           b.   CC&R's.

           Tenant agrees that the Premises and this Lease are subject and subordinate to the CC&R'S. Tenant acknowledges that it has read the CC&R's and knows the contents thereof. Throughout the Term, Tenant shall faithfully and timely perform all acts required by, and shall otherwise comply with, the CC&R's and any modification or amendments thereof, including the payment by Tenant of any periodic or special dues or assessments charged against the Premises. Tenant shall hold Landlord, Landlord's Agents and the Premises harmless against any claim, loss, expense, damages, attorneys' fees and costs or liability arising out of or in connection with the failure of Tenant to so perform or to comply with the CC&R's.

           c.   Compliance.

                i. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of any duly constituted public authority having jurisdiction over the Premises now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall not
(1) place loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which may damage the Building or Common Areas; (2) not place any harmful liquids in the drainage systems; and (3) not dump or store waste materials, refuse or other materials or allow such to remain outside the Building proper, except in the enclosed trash areas provided.

           ii. Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of Hazardous Materials by Tenant, its employees, agents and invitees, on or about the Premises during the Term of this Lease. As used herein, the term "HAZARDOUS MATERIALS" shall include any substance, chemical or mixture (or which contains any substance, chemical, compound, or mixture) which is: (i) a material which, due to its characteristics or interaction with one or more other substances, wastes, chemicals, compounds or mixtures, damages or threatens to damage health, safety, or the environment or is required by any law or public entity to be remediated, including remediation which such law or public agency requires in order for the property to be put to any lawful purpose; (ii) regulated by any federal, state or local statute, ordinance, code, rule, regulations, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, or asbestos, as now or at any time hereinafter in effect or any other hazardous, toxic or dangerous waste, substance or material; or (iii) hazardous, toxic, ignitable, radioactive, corrosive, or reactive and which is regulated by any public entity or under any law. If Tenant does store, use or dispose of any Hazardous Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises and Tenant's failure to do so shall constitute a default under this Lease. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and Landlord's Agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with the storage, use and disposal of Hazardous Materials by Tenant or by Tenant's employees, agents contractors, invitees, or by any Subtenant. Tenant shall further be solely responsible for and shall defend, indemnify and hold Landlord, Landlord's Agents and the Premises harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the investigation and remediation of such Hazardous Materials and the portion of the Premises affected thereby. Tenant's obligations hereunder shall survive the termination of this Lease. Tenant shall notify Landlord at its earliest opportunity of any contamination of the Premises, the Building or the Project.

      12.  Quiet Enjoyment.

           Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

      13.  Alterations.

           a.   Permitted Alterations.

           After the Commencement Date of this Lease, Tenant shall not make or permit any Alterations in, on or about the Premises, except for non-structural Alterations not exceeding approximately $5,000 per occurrence, and $20,000 over the Term of the Lease ("PERMITTED ALTERATIONS"), without the prior written consent of Landlord which consent shall not be unreasonably withheld. All Permitted Alterations shall be constructed pursuant to plans and specifications approved in writing by Landlord prior to commencement of the work and shall be subject to a reasonable administrative fee payable to Landlord as a condition to such consent in order to oversee the work of improvement in the Premises. Notwithstanding the foregoing, Tenant shall not, without the prior written consent of Landlord, make any:

          i.  Alterations to the exterior of the Building;

         ii. Alterations to or penetrations of the structural portions of the Building, including, without limitation, the roof, or which will interfere with the proper functioning of any mechanical facilities or equipment located in the Building or Project; or

        iii. Alterations visible from outside the Building to which Landlord may withhold consent based wholly upon aesthetic grounds.

         iv. All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws and the CC&R's, by a licensed contractor. The work shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of each Commencement Date, and shall not diminish the value of either the Premises or the Project. Tenant shall, if required by Landlord, obtain and pay for, at its own expense, a completion and indemnity bond, the form and amount of which shall be subject to the approval of Landlord. All Alterations made by Tenant shall be and become the property of Landlord upon the installation thereof and shall not be deemed Tenant's Personal Property; provided, however, that Landlord may, at its option, require that Tenant, upon the termination of this Lease, at Tenant's expense, remove any or all non-structural Alterations installed by Tenant and return the Premises to its condition as of each Commencement Date of this Lease, normal wear and tear excepted. The notification that items should be removed upon termination of Lease should be given at time Landlord gives approval. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by Tenant to the Premises.

           b.   Notice.

           Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Non-responsibility or other notice Landlord deems proper prior to the commencement of any such work. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the property of which the Premises are a part, nor against Tenant's leasehold interest in the Premises. If Tenant fails to remove any lien(s) filed against the Premises or all or any portion of the Project in connection with any work performed or any work claimed to have been performed by or at the direction of Tenant within ten (10) days from the date of the lien filing(s), then Landlord may remove such liens(s) at Tenant's expense and Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the removal of the lien(s), which amount shall be deemed Additional Rent, and shall include, without limitation, all sums disbursed, incurred or deposited by landlord, including Landlord's costs, expenses and attorneys' fees with interest thereon at the Interest Rate.

           c.   Fixtures.

           Tenant shall, at its own expense, provide, install and maintain in good condition all its Personal Property required in the conduct of Tenant's business in the Premises.

      14. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date of this Lease with respect to the Building, normal wear and tear, damage or destruction excepted, with all interior walls in good repair, all carpets shampooed and cleaned, all floors cleaned and waxed, and the HVAC equipment in good working condition, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations which Landlord requires Tenant to remove pursuant to Paragraph 13 and all Tenant's Personal Property, and Tenant shall promptly repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property which Tenant is authorized and obligated to remove pursuant to the above, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall pay to Landlord, upon demand, the costs of removal of any such alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premise are not so surrendered at the termination of this Lease, Tenant hereby agrees to indemnify Landlord and its Agents against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

      15.  Real and Personal Property Taxes.

           a. Payment by Tenant. Tenant's Proportionate Share of Building Expenses, as defined in Paragraph 17 below, includes Tenant's proportionate share of all Real Property Taxes levied against the Building and all taxes levied against the fixtures, equipment, and personal property of Landlord. Landlord agrees to forward to Tenant upon request, a copy of all notices and tax bills pertaining to the Premises. If Tenant shall fail to pay, as a portion of Tenant's Proportionate Share of Building Expenses, any such Real Property Taxes or personal property taxes prior to any penalty or delinquency, Landlord shall have the right but not the obligation: (i) to pay the same, in which case Tenant shall immediately repay such amount to Landlord including interest at the Interest Rate from the date paid by Landlord until the date of payment by Tenant; and (ii) to exercise any and all remedies available to Landlord pursuant to Paragraph 27. Tenant may contest the amount or validity of any Real Property Taxes by appropriate proceeding; provided, that Tenant shall promptly pay such taxes unless such proceeding shall operate to prevent or stay the collection of the tax so contested. Landlord shall join in any such proceeding if any law shall so require, providing that Tenant shall indemnify Landlord against any liability, cost or expense incurred in connection therewith, including, without limitation, attorneys' fees and costs.

           b. Tax on Improvements. Tenant shall pay all of any increase in Real Property Taxes attributable to any Alterations and Tenant Improvements of any kind whatsoever placed within the Premises for the benefit of, at the request of, or by Tenant.

           c. Proration. Tenant's liability to pay Real Property Taxes and personal property taxes shall be prorated on the basis of a 365 day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term. With respect to any assessments which may be levied against or upon the Premises, or which under the laws then in force may be evidenced by improvements or other bonds which under the law may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon be included within the computation of the annual Real Property Taxes levied against the Premises for such fiscal tax Year.

           d. Payment on Expiration of Term. If this Lease terminates on a date earlier than the end of a fiscal tax year, Landlord shall deliver to Tenant a statement setting forth the amount of Real Property Taxes to be paid by Tenant prorated to the date of termination. Tenant shall pay to Landlord such prorated amount within five (5) days of Tenant's receipt of the statement.

           e. Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.

           f. Failure to Pay. Tenant's failure to pay any of the charges required to be paid by this Paragraph 14 shall constitute a default under this Lease.

      16. Utilities and Services. Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, unless such interruption is caused by Landlord or Landlord's agents, exempting Public Utilities. No such failure or interruption shall entitle Tenant to terminate this Lease or withhold or abate Rent or other sums due hereunder, except that if any such failure or interruption is caused by Landlord or Landlord's agents, Tenant shall be entitled to an abatement of rent for the period of such interruption.

      17.  Building Expenses.

           a. Definition. Tenant shall pay from time to time during the term of this Lease, within thirty (30) days after presentation of invoices therefor from Landlord, Tenant's Proportionate Share of Building Expenses, which in this Lease shall mean and refer to (i) Real Property Taxes relative to the Building or the Lot, as a whole as defined in Paragraph 3 of this Lease and all taxes assessed or levied against the fixtures, equipment, and personal property of Landlord, and (ii) the Costs of Operation and Maintenance of the Building. "COSTS OF OPERATION AND MAINTENANCE" as used in this Lease shall be deemed to mean and refer to those expenses incurred by Landlord with respect to the operation and maintenance of the Building and the

Lot which, in accordance with accepted principles of sound accounting practice as applied to the operation, maintenance and security of a first class light manufacturing/research and development building, are properly chargeable to the operation and maintenance of the Building and the Lot (other than the costs of maintenance and repair of the roof (unless such maintenance and/or repair is necessitated by acts of the Tenant, in which case the Tenant shall be responsible for the costs of such maintenance and/or repair, which may be charged to the Tenant as Additional Rent), which costs shall include, without limitation, the heating, ventilation and air conditioning, parking lot, landscape services, contracts, supplies, compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or the Lot, costs of Building security, depreciation or rental of personal property used in such maintenance, the insurance required to be carried by Landlord with respect to the Building as set forth in this Lease, and all other charges directly related to the operation and maintenance of the Building and the Lot. Landlord shall obtain, and keep in full force and effect, at its sole expense, a service contract with a licensed HVAC contractor for the maintenance of the HVAC systems in the Building. The cost of such HVAC contract shall be a Cost of Operation and Maintenance. Costs of Operation and Maintenance shall specifically exclude any leasing commissions, advertising and promotion expenditures, legal and auditing fees (other than reasonable legal and auditing fees necessarily incurred in connection with the maintenance and operation of the Building and the Lot and all capital improvements or replacements. In addition, Costs of Operation and Maintenance shall specifically exclude all expenses for which Landlord is compensated through proceeds from insurance.

           b. Payment. Tenant's payment of Tenant's Proportionate Share of Building Expenses shall constitute Additional Rent payable by Tenant under this Lease.

           c. Tenant's Repairs and Maintenance. In addition to the payments to be made by Tenant pursuant to the provisions set forth above, Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises, including without limitation, all floors, subfloors, floor coverings, windows, ceilings, interior walls, fixtures, doors, electrical and lighting equipment, plumbing systems, immediate loading areas and Tenant's signs, in all respects in good repair and in clean and safe condition, reasonable wear and tear excepted, and if impractical to repair then the foregoing items shall be replaced. Tenant shall, at Tenant's sole cost and expense, immediately upon breakage, replace all glass in the Premises that may be broken during the term of this Lease with glass at least equal to the specification and quality of the glass so replaced. Notwithstanding the foregoing, Landlord shall have the option at any time (if Tenant has not used reasonably diligent efforts to fulfill its obligations to repair and maintain the Premises as set forth herein) to assume any or all of the foregoing maintenance and repair responsibilities, and to require Tenant to reimburse Landlord as Additional Rent, for the cost of all such services, together with an accounting and management services fee of five percent (5%) of the cost of such services. Notwithstanding the foregoing, Tenant shall have no obligation to repair, maintain or replace any structural portions of the Building, unless damage is a direct result of Tenant's acts or omissions.

      18.  Project Expenses.

           a. Common Areas. As used in this Lease, "COMMON AREAS" shall mean the Recreational Area depicted on Exhibit "A-2", the Streetscape, which is a ten-foot strip of planted area located throughout the Project, and all other areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants including, but not to, sidewalks, access roads, landscaping and planted areas. Landlord may from time to time change the size, location, nature and use of any of the Common Areas, including converting Common Areas into leasable areas, constructing additional parking facilities (including parking structures) in the Common Areas, and increasing or decreasing Common Area land and/or facilities, and Tenant's Proportionate Share of Project Expenses will be appropriately amended, to the extent that the square footage of the land in the Project available for lease is changed from the total set forth in Exhibit "A-2" to this Lease, which total is 2,060,693 square feet, based upon which total square footage Tenant's Proportionate Share of Project Expenses is calculated. Tenant acknowledges that the exercise by Landlord of its right to change the size, location, nature and use of the Common Areas may result in occasional inconvenience to Tenant from time to time. Such activities and changes shall be expressly permitted provided that they do not have a material adverse affect on Tenant's use of the Premises.

           b. Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in and to the Common Areas as, in Landlord's judgment, may be desirable to maintain or improve the Project. Tenant shall not, at any time, interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas.

           c. Specific Provisions re: Vehicle Parking. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces on the Lot and not in driveways, loading areas or other locations not specifically designated for parking. If Tenant parks more vehicles in its parking areas than the number set forth pursuant to Paragraph 19 of this Lease, such conduct shall be a material breach of the Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a reasonable daily charge for each such additional vehicle.

           d. Maintenance of common Areas. Notwithstanding anything in this Lease to the contrary, Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project as a first class industrial/commercial real property development. Tenant shall pay Tenant's Proportionate Share of Project Expenses, which shall include all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, reasonable costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than Tenant's signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas, and Worker's Compensation Insurance;

compensation and all fringe benefits and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building or the Project; all real property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning of parking areas, refuse removal, security and similar items; appropriate reserves; a fee for Landlord's supervision of the Common Areas in the amount of five percent (5%) of the total of all other Common Area costs for the calendar year; and other charges directly related to the operation and maintenance of the Building and the Project which are more economically handled by Landlord. Landlord may cause any or all of such services to be provided by third parties. Common Area costs shall not include depreciation of real property which forms part of the Common Areas. Regardless of actual occupancy of the Project, for the purpose of this Paragraph, the costs for the operation and maintenance of the Common Areas will be extrapolated as though the Project were 100% leased and occupied. Landlord may, at Landlord's election, estimate in advance and charge to Tenant monthly its Common Area costs, all Real Property Taxes and insurance premiums for which Tenant is liable under the Lease.

           e. Tenant's Share and Payment. Tenant shall pay Tenant's Proportionate Share of Project Expenses, in advance, in monthly installments on the first day of each month during the Lease Term (prorated for any fractional month). Landlord may adjust such estimates at any time and from time to time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within thirty (30) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the actual Common Area costs (i.e., Project Expenses) paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and

Tenant with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. Any changes in the common Area costs and/or the aggregate area leased or held for lease for the exclusive use of all tenants of the Project during the Lease Term shall be effective on the first day of the month after such change occurs.

      19. Parking. Landlord hereby grants to Tenant during the term of this Lease, the non-exclusive right to park in 63 parking spaces located on the Lot. Tenant shall establish enforceable procedures to ensure that none of its employees, invitees, agents or contractors park other than on the Lot. Landlord retains the right to improve, alter, modify and relocate such parking areas and to regulate access to and the use of the parking areas.

      20. Landlord's Right to Enter the Premises. Tenant shall permit Landlord and Landlord's Agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Non-responsibility and similar notices and signs indicating the availability of Premises for sale or lease, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary Alterations or repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration of the Term, to place upon the Premises such reasonable signs indicating the availability of Premises for sale or lease and to show the Premises to prospective tenants and purchasers. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's business.

      21. Signs. Landlord shall designate the location on the door of the Building for a Tenant identification door sign. Tenant shall have no right to maintain a Tenant identification sign in any other location in, on or about the Premises and Tenant shall not display or erect any other sign, display or other advertising material that is visible from the exterior of the Building. The size, design, color and other physical aspects of permitted signs shall be subject to the Landlord's written approval prior to installation, which approval shall not be unreasonably withheld, and shall be subject to the Menlo Park

Signage Ordinance and the Monument Signage Plan for Menlo Business Park as approved by the City. The cost of any signage, including the installation, maintenance and removal thereof shall be at Tenant's sole cost and expense. If Tenant fails to maintain its signage, or if Tenant fails to remove same upon termination of this Lease, Landlord may do so at Tenant's expense. Tenant shall reimburse Landlord for all costs incurred by Landlord to effect such removal, which amounts shall be deemed Additional Rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Landlord, including Landlord's costs, expenses and reasonable attorneys' fees with interest thereon at the Interest Rate.

      22.  Insurance.

           a. Indemnification. Tenant hereby agrees to defend (with attorneys acceptable to Landlord), indemnify and hold harmless Landlord and Landlord's Agents from and against any and all damage, loss, liability and expense including, without limitation, attorneys' fees and legal costs incurred directly or by reason of any claim, suit or judgment brought by or on behalf of any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by or in any way attributable to the use or occupancy of the Premises, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises by Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's Agents. Tenant agrees that the obligations of Tenant herein shall survive the expiration or termination of this Lease.

           b. Tenant's Insurance. Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a recognized carrier or carriers acceptable to Landlord which afford the following coverages:

           i.    Worker's compensation: statutory limits.

           ii.   Employer's liability: as required by law.

           iii. Comprehensive general liability insurance including blanket contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: not less than Two Million Dollars ($2,000,000.00) with a combined single limit for both bodily injury and property damage and naming Landlord, Landlord's Agents and mortgagees as additional insureds.

              iv. "All Risk" property insurance (including, without limitation, Replacement Cost, Agreed Amount, vandalism, malicious mischief, flood coverage, inflation, sprinkler leakage, and boiler and machinery coverage endorsements) on and around the Premises including, without limitation, the Tenant Improvements, Alterations and Tenant's Personal Property located on or in the Premises, which shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form and in an amount equal to the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise. The insurance policy or policies shall name Landlord and Landlord's Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement).

               v. Business Interruption insurance covering those risks referred to in subparagraph (iv) above, in an amount determined by Tenant to cover its losses due to inability to use and enjoy the Premises due to such casualties or due to utility failure.

              vi. Boiler and machinery insurance including but not limited to steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment, with limits per accident of not less than the replacement cost of all leasehold improvements and of all boilers, pressure valves, HVAC equipment and miscellaneous electrical and mechanical equipment in the Premises.

           c. Landlord's Insurance. Landlord covenants and agrees that throughout the Term, it will insure the Building (excluding any property with respect to which Tenant is obligated to insure pursuant to the provisions of Subparagraph 22(b) above), against damage by fire and standard extended coverage perils insurance in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar building in Northern California, but in no event less than one hundred percent (100%) of full replacement value of the Building, with rental abatement endorsements covering rent, insurance and taxes payable with respect to the Building for a 12-month period. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance, including, but not limited to, flood insurance and earthquake insurance, as Landlord or the mortgagees of Landlord may reasonably determine advisable or as any such mortgage may require. Notwithstanding any contribution by Tenant to the cost of insurance premiums, with respect to the Building or any alterations of the Premises, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, although Landlord shall use such proceeds in the repair and reconstruction of the Building and the Premises unless the provisions of Subparagraph 23(b) above shall apply. Landlord will not carry insurance of any kind on Tenant's furniture or furnishings, or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease; and Landlord shall not be obligated to repair any damage thereto or replace the same.

           d. Deductibles. Any policy of insurance required to be carried by Tenant pursuant to this Lease containing a deductible must be approved in writing by Landlord prior to the issuance of such policies it being understood and agreed that Tenant shall be solely responsible for the payment of any such deductible.

           e. Certificates. Tenant shall deliver to Landlord at least fifteen
(15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to expiration of each such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. The certificates shall expressly provide that the interest of Landlord therein shall not be affected by any breach of Tenant of any provision of any policy evidenced by such certificate(s).

           f. Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection. Landlord and/or Landlord's lender shall be deemed to be acting unreasonably if such insurance cannot be obtained at the market rate for similar properties.

           g. Co-Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

           h. Sufficiency of Coverage. Neither Landlord nor Landlord's Agents makes any representation that the limits of liability specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

           i. Insurance Requirements. All such insurance shall be in a form satisfactory to Landlord and its lender and shall be carried with companies that have a general policyholder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord; and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium therein shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord for all costs incurred by landlord with respect thereto. Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent, and shall include all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and reasonable attorneys' fees with interest thereon at the Interest Rate.

           j. Landlord's Disclaimer. Landlord and Landlord's Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, or any act or omission of Tenant or any other tenant or any building of which the Premises is a part, except to the extent caused by or due to the negligence or willful act of Landlord. Except as set forth in Paragraph 10(b), Landlord and Landlord's Agents shall not be liable for interference with light or air, or for any latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed to the Premises or Common Area.

           k. Failure to Pay. The failure of Tenant to obtain and pay for any insurance required to be obtained and paid for by it hereunder shall be deemed a material default under this Lease.

      23. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

      24.  Damage or Destruction.

           a. Landlord's Obligation to Rebuild. If the Premises is damaged or destroyed, Landlord shall promptly and diligently repair the Premises unless it has the right to terminate this Lease as provided in subparagraph (b) next below and it elects to so terminate.

           b. Landlord's Right to Terminate. Either Landlord or Tenant shall have the right to terminate this Lease with respect to the Premises following material damage to or destruction of the Premises (material damage being damage such that Tenant is unable to use 75% of the Premises for the conduct of its business) if any of the following occurs:

           i. the Premises(s) cannot, with reasonable diligence, be fully repaired by Landlord within 270 days after the date of the damage or destruction;

           ii. the Premises(s) cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers;

           iii. the Premises(s) is destroyed or materially damaged during the last six (6) months of the Term; or

           iv. with respect to Landlord's right to terminate only, Tenant is in default under the terms of this Lease beyond any applicable cure period, at the time of such damage or destruction.

           If Landlord or Tenant elects to terminate this Lease, Landlord may give Tenant written notice of its election to terminate within 60 days after it has knowledge of such damage or destruction, and this Lease shall terminate 30 days after the date Tenant receives such notice. If this Lease is terminated, Landlord shall retain all the insurance proceeds resulting from such damage, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant's Personal Property. If Landlord elects not to terminate the Lease, Landlord shall promptly, following the date of such damage or destruction, commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the same diligently to completion, in which event this Lease will continue in full force and effect. All insurance proceeds from insurance under Paragraph 22, excluding proceeds for trade fixtures, equipment and other Personal Property of Tenant, shall be disbursed and paid to Landlord.

           c. Limited Obligation to Repair. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Building and the Tenant Improvements, and Tenant shall, at its expense, replace or fully repair all Tenant's Personal Property and any Alterations installed by Tenant existing at the time of such damage or destruction. Landlord shall make available to Tenant any portion of insurance proceeds it receives which are allocable to the Alterations constructed by Tenant pursuant to this Lease provided Tenant is not then in default.

           d. Abatement of Rent. Rent shall be temporarily abated in proportion to the degree to which Tenant's use of the Premises is impaired from the date of such damage to the completion of repairs and restoration. Except as otherwise provided herein, Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

      25.  Condemnation.

           a. Total Taking - Termination. If title to all of the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not, in Landlord's and Tenant's mutual opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes contemplated by this Lease, this Lease shall terminate as of the date possession of the Premisses or part thereof be taken.

           b. Partial Taking. If any part of the Premises is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Rent and other sums payable hereunder shall be reduced in the same proportion that the floor area of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises so as to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises. Rent and other sums payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which Tenant's use of Premises is impaired. Each party hereby waives the provisions of section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior

Court to terminate this Lease in the event of a partial taking of the Building or Premises.

           c. No Apportionment of Award. No award for any partial or entire taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business, or its moving costs, or for the loss of its goodwill.

           d. Temporary Taking. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this subparagraph.

           e. Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph.

      26.  Assignment and Subletting.

           a. Landlord's Consent. Tenant shall not enter into any Assignment or Sublease without Landlord's prior written consent (Landlord hereby acknowledges existing the sublease of warehouse space in the Building to Pharchem), which consent shall not be unreasonably withheld. Any attempted or purported Sublease of the Premises or any portion thereof without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall constitute a default by Tenant under this Lease. Notwithstanding the foregoing, Landlord's consent shall not be required for any Sublease of the Premises to any entity controlled by or under common control with Tenant.

           b. Sublease Form. Each sublease to which Landlord has consented shall be in a form reasonably satisfactory to Landlord, and shall be executed by Tenant and Subtenant. Each assignee under an assignment shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. In no event shall Tenant be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to an assignment or Sublease unless Landlord specifically grants such release in writing.

           c. No Waiver. Consent by Landlord to any particular assignment or Sublease shall not be deemed to be a consent to any subsequent Sublease.

           d. Information to be Furnished. If Tenant desires at any time to sublease the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublease and a copy of the proposed Sublease agreement containing a description of the premises proposed to be sublet; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

           e. Landlord's Alternatives. At any time within ten (10) days after Landlord's receipt of the information specified in Paragraph 26(d), Landlord may, at Landlord's option, by written notice to Tenant, (i) lease to the Proposed Subtenant for Landlord's own account the Premises or the portion thereof so proposed to be subleased by Tenant, upon the same terms as those offered to the proposed Subtenant but on a form acceptable to Landlord; (ii) consent to the Sublease by Tenant; or (iv) refuse its consent to the Sublease, specifying reasonable grounds for such refusal.

           If Landlord fails to elect any of the alternatives set forth above within said ten (10) day period, it shall be deemed that Landlord has approved the proposed Sublease.

           If Landlord elects to proceed in accordance with either subparagraph 26(e)(i) Landlord and Tenant shall enter into a limited release agreement whereby Tenant is relieved of any liability, including the payment of Rent with respect to such released portion of the Premises during the term of the Sublease. Upon the expiration of the Sublease between Landlord and the new tenant for such released space, provided the Term of this Lease has not expired, Landlord shall return possession of the released space to Tenant in substantially the same condition, normal wear and tear excepted, it was in when it was released and delivered to Landlord, and Tenant shall resume all its obligations under this Lease with respect to such space, including, without limitation, the payment of Rent attributable to such space.

           If Landlord proceeds with subparagraph 26(e)(i) above, Tenant may thereafter enter into a valid Sublease of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to subparagraph 26(d), subject, however, to the condition that fifty percent (50%) of any excess of the Subrent over the Rent required to be paid by Tenant hereunder and all costs incurred by Tenant in connection with such Sublease including broker's commissions and any alternatives ("Excess Rent") shall be paid to Landlord. Any such Subrent to be paid to Landlord pursuant hereto shall be payable to Landlord as and when due and payable to Tenant by the Subtenant to Tenant and subject to the condition that there shall be no further Sublease without Landlord's consent.

           f. Proration. If a portion of the Premises is subleased, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total leasable square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are subleased.

           g. Executed Original. No Sublease shall be valid nor shall any Subtenant take possession of the Premises until a fully executed original of the Sublease agreement has been delivered to Landlord

           h. Transfer to Purchaser. A transfer of this Lease to a purchaser of Tenant or the assets of Tenant shall be deemed an assignment.

           i. Conditions Reasonable. Tenant hereby stipulates that the foregoing limitations on Tenant's right to Sublease the Premises are reasonable.

      27.  Default.

           a. Tenant's Default. Any of the following events shall constitute a default by Tenant under this Lease:

           i. If Tenant shall fail to pay Rent or any other sum required to be paid hereunder within five (5) days grace period after such sum is due; or

           ii. If Tenant shall fail to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure such breach within thirty (30) working days after written notice from Landlord where such breach could reasonably be cured within such fifteen (15) working day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) working day period, that Tenant shall not be in default unless it has commenced such cure within the fifteen (15) working day period and diligently thereafter prosecutes the same to completion; or

           iii. If Tenant shall assign its assets for the benefit of its creditors; or

           iv. If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business shall have occurred, and Tenant shall fail to obtain a return or release of such Personal Property within sixty (60) working days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

           vi. If a court shall make or enter any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days; or

           vii. If Tenant shall fail to comply with the provisions of Paragraphs 28 or 31 of this Lease.

           b. Remedies. Upon a default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               i. Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due;

              ii. Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating, and further improving the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination, Landlord shall have the right to remove all of Tenant's Personal Property and store same at Tenant's cost and to recover from Tenant as damages:

                (A) The worth at the time of award of any unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                (B) The worth at the time of award of the amount by which the unpaid Rent and other sums which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                (C) The worth at the time of award of the amount by which the unpaid Rent and other sums due for the balance of the Term after the time of award exceeds the amount of such Rent loss for the same period that Tenant proves could be reasonably avoided; plus

                (D) Any other amounts to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises;
(ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                (E) At Landlord's election, such other amounts and remedies in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California including, without limitation, the remedies provided by California Civil Code Section 1951.4, as amended from time to time (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

                The "worth at the time of award" of the amounts referred to in Paragraphs 27(b)(ii)(A) and 27(b)(ii)(B) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 27(b)(ii)(C) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder; or

             iii. Landlord may, with or without terminating this Lease, reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this subparagraph shall be construed as an election to terminate this Lease unless a written notice of such election is given to Tenant.

           c. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

      28. Subordination. Without the necessity or any additional document executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or portion of the Premises or any ground lessor with respect to the Project and/or Building, this Lease shall be subject and subordinate at all times to:

           a. all ground leases or underlying leases which may now exist or hereafter be executed affecting the Lot or the Building which is situated on the Lot, or both, and

           b. the lien of any mortgage or deed of trust which may hereafter be executed in any amount for which the Lot, the Building, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security; provided, however, that such lender offers to enter into with Tenant its standard non-disturbance and attornment agreement.

           Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease provided that the Lessor under such ground Lease or the holder of any such mortgage or deed of trust expressly agrees in writing to recognize the rights of Tenant hereunder. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord and such successor shall recognize Tenant's rights hereunder. Subject to the foregoing, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust or the agreement of Tenant to attorn to any mortgage, beneficiary, or Tenant. Tenant's's failure to timely execute and deliver such additional documents shall constitute an event of default by Tenant hereunder. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant.

      29. Notices. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail addressed to the party to be served. If given by mail, such notice shall be deemed to have been given upon receipt as indicated upon the return receipt. At the date of execution of this Lease, the addresses of landlord and Tenant are as set forth in Paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this Paragraph.

      30. Attorneys' Fees. If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate this Lease or to enforce, protect or establish any term, condition or covenant of this Lease or the right of either party hereunder or at law, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

           Notwithstanding the foregoing and in addition thereto, Landlord shall be entitled to the immediate receipt from Tenant in connection with each breach of the terms of this Lease such reasonable attorneys' fees, but not less than Fifty Dollars ($50.00), as may be incurred by Landlord or Landlord's Agents in connection with each notice or demand delivered by Landlord or in behalf of Landlord to Tenant pursuant to Paragraph 28. Tenant agrees that such sums constitute reimbursement to Landlord only of the reasonable costs to Landlord of the preparation and delivery of each notice caused by Tenant's breach hereunder.

           31. Estoppel Certificate. Tenant shall within seven (7) business days following written request by Landlord:

           a. Execute and deliver to landlord any documents, including estoppel certificates, in a form prepared by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord or stating the nature of any uncured defaults; (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord; (iv) certifying the current monthly rent amount and the amount and form of Security Deposit on deposit with Landlord; and (v) certifying to such other information as Landlord, Landlord's Agents, mortgagees, prospective mortgagees and buyers may reasonably request.

           Tenant's failure to deliver an estoppel certificate within seven
(7) business days after delivery of Landlord's written request therefor shall be a conclusive acknowledgment by Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) that there are now no uncured defaults in Landlord's performance; (c) that no Rent has been paid in advance; and (d) that the other information requested by Landlord is correct as stated in the form presented by Landlord.

           If Tenant fails to so deliver a requested estoppel certificate within the prescribed time, such failure shall constitute an irrevocable appointment of Landlord as Tenant's attorney-in-fact to act in Tenant's name, place and stead to execute such estoppel certificate on Tenant's behalf.

           b. Deliver to Landlord a current balance sheet of Tenant and a profit and loss statement of Tenant covering the results of operations for Tenant's most recent fiscal year ("financial statements") for the two (2) years prior to the current financial statements with an opinion of an independent certified public accountant, all prepared in accordance with generally accepted accounting principles consistently applied.

      32. Transfer of the Premises by Landlord. In the event of any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment, and Tenant agrees to attorn to any entity purchasing or otherwise acquiring the Premises.

      33. Landlord's Right to Perform Tenant's Covenants. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, after any applicable notice and cure period, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, provided that Landlord shall give Tenant reasonable prior notice and Tenant shall not have made such payment or otherwise performed, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

      34. Tenant's Remedy. The obligations of Landlord do not constitute the personal obligation of the individual partners, trustees, directors, officers or shareholders of Landlord. If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord's part to be performed, Tenant shall be required to deliver to Landlord written notice of the same. If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of Rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the Sale or other disposition of all or any part of Landlord's right, title or interest in the Premises, and neither Landlord nor Landlord's Agents shall be liable for any deficiency.

      35. Mortgage Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of its interest together with an address for receiving notice, and Tenant, without terminating this Lease, shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

      36. Brokers. Tenant warrants and represents that it has had no dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, except for Cornish and Carey Commercial (Randy Scott) ("CORNISH") and Tarlton Properties, Inc. (Lorrin C. Tarlton, Jr. and John C. Tarlton) ("TARLTON") and that Tenant knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. Landlord shall pay a commission pursuant to the commission schedule which has been delivered to Cornish and Carey Commercial, as follows: twenty-five percent (25%) of the commission shall be paid to Cornish and seventy-five percent (75%) of the commission shall be paid to Tarlton. One half of the amounts owed to each of Cornish and Tarlton shall be paid upon the execution of this Lease and the remainder shall be paid upon the Commencement Date of this Lease. Tenant agrees to indemnify and hold harmless Landlord and its Agents from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees resulting from Tenant's execution of this Lease.

      37. Acceptance. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof and receipt by Landlord of the Security Deposit in connection with Tenant's submission of said offer, Landlord shall be entitled to retain such deposit and apply same to damages, costs and expenses incurred by Landlord if

Tenant fails to occupy the Premises. If Landlord declines said offer, any such deposit shall be returned to Tenant.

      38. Recording. Neither party shall record this Lease, provided that at the request of Tenant, the parties shall record a short form memorandum thereof.

      39. Quitclaim. Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord a quitclaim deed of the Premises.

      40. Modifications for Lender. If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights hereunder.

      41. Sewer Fees. Tenant acknowledges that Menlo Business Park Joint venture has paid the connection fees for the entire Project. Tenant shall promptly reimburse Landlord as Additional Rent, upon presentation of invoice, for payments made by Landlord to Menlo Business Park Joint Venture for the fees attributable to Tenant's use of the Premises, based upon a formula determined by the West Bay Sanitary District on the basis of Tenant's use of the Premises and the number of Tenant's employees therein.

      42.  General

           a. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

           b. Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

           c. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

           d. Severability. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

           e. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant regardless of which party shall be deemed to have prepared this Lease.

           f. Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

           g. Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

           h. Waiver. The waiver by Landlord of any breach of any term, condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

           i. Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

           j. Authority. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease. The failure of Tenant to deliver the same to Landlord within seven (7) days of Landlord's request therefor shall be deemed a default under this Lease.

           k. Exhibits. All exhibits, amendments riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

           l. Lease Summary. The Lease Summary attached to this Lease is intended to provide general information only. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail. THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.

LANDLORD

PATRICIAN ASSOCIATES, INC.,
a California corporation

By:/s/ Kurt D. Schaeffer
   ----------------------

Print Name: Kurt D. Schaeffer
            --------------------

Its:   Vice President
    -------------------------

By:  /s/ Timothy E. Minton
   --------------------------------

Print Name: Timothy E. Minton
            -----------------------

Its:     Vice President
         and Secretary
    ----------------------

TENANT

INGENEX, INC.
a Delaware corporation

By: /s/ Mark E. Furth
    ------------------------

Print Name:  Mark E. Furth
             ----------------------

Its:  President and CEO
     -------------------------------

By:
   --------------------------------


Print Name:
           ------------------------

Its:
    --------------------------------


MENLO BUSINESS PARK,
a California general
partnership

By:  /s/ John O. Lewis
     ----------------------------
      John O. Lewis,
      as general partner

By:  Oltmans Investment
      Company, as general
      partner

By:  /s/ J.O. Oltmans II
     ----------------------------
     J.O. Oltmans II

By:  /s/ R.M. Holmes
     -----------------------------
     R.M. Holmes

By:  Lorrin C. Tarlton, Jr.,
      and Marilyn L. Tarlton,
      Trustees UTD 1/23/75, as
      general partner

By:  /s/ Lorrin C. Tarlton, Jr.
     ---------------------------------
      Lorrin C. Tarlton, Jr.,
      Trustee

By:  /s/ Marilyn L. Tarlton
     ---------------------------------
      Marilyn L. Tarlton,
      Trustee
                                    Page 43

                                   EXHIBIT B


         PREPARATION WORK TO BE COMPLETED BY THE LANDLORD



GROUND FLOOR

1. The HVAC system shall be repaired (if necessary), so that it is in good order and repair, and shall be maintained by Landlord with costs prorated to both tenants of Suite B on a square foot basis.

2. The conference room ceiling and walls shall be maintained and repaired (if necessary), so that they are in good order and repair.

3. The ground floor of Suite 14B shall be separated from the mezzanine of Suite 14 B, in a manner that provides privacy and security for both areas, subject to the approval of the Menlo Park Fire Department.

4. The utilities to both the Premises and the mezzanine of Suite 14B shall be sub-metered separately, and gas usage to each space shall be prorated by an independent licensed engineer based on load calculations appropriate to each space.


                                  EXHIBIT "2"

                         COMMENCEMENT DATE MEMORANDUM


LANDLORD:     MENLO BUSINESS PARK and PATRICIAN ASSOCIATES, INC.

TENANT:       INGENEX, INC.

LEASE DATE:   March 6, 1996

PREMISES:     22,677 square feet located in Building 14, Suite
              B, Menlo Business Park, 1505 O'Brien Dr., Menlo
              Park, California


      Pursuant to Paragraph 4(b) of the above referenced Lease, the Commencement Date is hereby established as March 6, 1996.


LANDLORD


PATRICIAN ASSOCIATES, INC.,
a California corporation


By:   /s/ Kurt D. Schaeffer
      --------------------------

Print Name: Kurt D. Schaeffer
            --------------------
By:
   -----------------------------

By:  /s/ Timothy E. Minton
     ---------------------------

Print Name: Timothy E. Minton
            --------------------
Its:     Vice President
         and Secretary
       -------------------------


TENANT


INGENEX, INC.
a Delaware corporation


By: /s/ Mark E. Furth
    ---------------------------

Print Name:  Mark E. Furth
             ------------------

Its:  President and CEO
      -------------------------

By:
   ----------------------------

Print Name:
           --------------------

Its:
     --------------------------





                                  EXHIBIT "C"

MENLO BUSINESS PARK,
a California general
partnership

By: /s/ John O. Lewis
    ------------------------------
      John O. Lewis,
      as general partner

By:  Oltmans Investment
      Company, as general
      partner

By: /s/ J.O. Oltmans II
    ------------------------------
     J.O. Oltmans II

By: /s/ R.M. Holmes
    ------------------------------
     R.M. Holmes

By:  Lorrin C. Tarlton, Jr.,
      and Marilyn L. Tarlton,
      Trustees UTD 1/23/75, as
      general partner

By: /s/ Lorrin C. Tarlton
    ------------------------------
      Lorrin C. Tarlton,
      Jr., Trustee

By:/s/ Marilyn L. Tarlton
    ------------------------------
     Marilyn L. Tarlton,
      Trustee

             FIXTURES, EQUIPMENT AND PERSONAL PROPERTY

                       Building 14, Suite B
                        Menlo Business Park


The following existing items of personal property owned by Landlord are included "as is" in the Premises referred to as Building 14, Suite B, leased to Ingenex, Inc.:

The laboratory equipment listed on Schedule I:

Such equipment shall be maintained and repaired in first class equipment for the term of the Lease, as extended. Tenant's failure to so maintain and repair said equipment, shall be a default under the Lease. Said equipment shall be and remain the property of Landlord.


                                  EXHIBIT "D"

                                 LEASE SUMMARY


Lease Date:                                          March 6, 1996

Landlord:     Menlo Business Park, Joint Venture, composed of
              Patrician Associates, Inc., a California corporation and Menlo Business Park, a California general partnership

For Patrician Associates, Inc.:    711 High Street
                                   Des Moines, Iowa 50392

For Menlo Business Park:           Tarlton Properties, Inc.
                                   300 Second Street #109
                                   Los Altos, CA  94022
                                   Attn: Lorrin C.  Tarlton, Jr.

With a copy to:                    The Lewis Company
                                   1250 6th Street
                                   Santa Monica, CA 90401
                                   Attn: John O. Lewis


Tenant:              INGENEX, INC.

Address of Tenant:   1505 O'Brien Dr., Suite 14B
                     Menlo Park, CA 94025

Tenant Contact:      Sunil R. Bhonsle, Vice President

Premises:                                     Building 14, Suite B

Building Address:   1505 O'Brien Dr., Menlo Park, California 94025

Square Footage of Leased Premises                           22,677

Square Footage of Building:                                 56,460

Square Footage of all leasable
Lot within the Project:                      2,060,693 square feet

Tenant's Percentage Share of
Building Expenses:                                          40.17%


                                  EXHIBIT "E"

Tenant's Percentage Share of Project Expenses:               2.26%

Commencement Date:                                   March 6, 1996

Term:                                       Thirty Six (36) months

Signage: One monument sign in common with other tenants, per Menlo Park Signage Ordinance

                               GUARANTY OF LEASE


              TITAN PHARMACEUTICALS, INC., a Delaware corporation, ("GUARANTOR"), whose address is 400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080 as a material inducement to and in consideration of MENLO BUSINESS PARK, a California general partnership, and PATRICIAN ASSOCIATES, INC., a California corporation, ("LANDLORD") entering into a written lease ("LEASE") with INGENEX, INC., a Delaware corporation, ("TENANT"), dated the same date as this Guaranty, pursuant to which Landlord leased to Tenant and Tenant leased from Landlord, premises located in Menlo Park, California, as more particularly described in the Lease, unconditionally guarantees for the benefit of Landlord, the performance by Tenant, its successors and assigns, of Tenant's obligations under the Lease.

              Guarantor's obligations are independent of Tenant's obligations. A separate action may be brought or prosecuted against Guarantor whether the action is brought or prosecuted against Tenant, or both are joined in the action.

              Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty.

              The provisions of the Lease may be changed by agreement between Landlord and Tenant at any time, or by course of conduct, without the consent of notice to Guarantor. This Guaranty shall guarantee the performance of the Lease as changed. An assignment of the Lease shall not affect this Guaranty.

              This Guaranty shall not be affected by Landlord's failure or delay to enforce any of its rights.

              If Tenant defaults under the Lease, Landlord can proceed immediately against Guarantor or Tenant, or both, or Landlord can enforce against Guarantor or Tenant, or both, any rights that it has under the Lease, or applicable laws. If the Lease terminates and Landlord has any rights it can enforce against Tenant after termination, Landlord can enforce those rights against Guarantor without giving prior notice to Tenant or Guarantor, or making any demand on either of them. This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant of bankruptcy, reorganization, receivership or insolvency proceedings of any nature and notwithstanding the rejection, disaffirmation or abandonment of the Lease in any such proceedings or otherwise.

              Guarantor hereby waives any and all benefits and defenses under Civil Code Sections 2845, 2849 and 2850 including, without limitation the right to require Landlord to (i) proceed against Tenant; (ii) proceed against or exhaust any security that Landlord holds from Tenant; or (iii) pursue any other remedy in Landlord's power. Guarantor waives any defense by reason of any disability of Tenant, and waives any other defense based on the termination of Tenant's liability from any cause.

              Guarantor waives all benefits and defenses under Civil Code Sections 2847, 2848 and 2849 and agrees that until all Tenant's obligations to Landlord have been discharged in full, Guarantor (i) has no right of subrogation against Tenant; (ii) waives its right to enforce any remedies that Landlord now has, or later may have, against Tenant; and (iii) waives any right to participate in any security now or later held by Landlord. To the extent Guarantor's waiver of these rights of subrogation, reimbursement or contribution as set forth herein are found, by a court of competent jurisdiction, to be void or voidable for any reason, Guarantor agrees that its right of subrogation and reimbursement against Tenant and its right of subrogation against any collateral or security shall be junior and subordinate to Landlord's rights against Tenant and to Landlord's rights, title and interest in such collateral or security. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations,

              If Landlord disposes of its interest in the Lease, "Landlord" as used in this Guaranty, shall mean Landlord's successors in interest to the Premises.

              Guarantor represents and warrants that this Guaranty has been duly authorized by all necessary corporate action on Guarantor's part, has been duly executed and delivered by a duly authorized officer, and constitutes Guarantor's valid and legally binding agreement in accordance with its terms.

              All payments, charges, costs and expenses of any kind, including reasonable attorneys' fees, incurred by Landlord in the enforcement of this Guaranty shall be paid by Guarantor immediately upon demand, together with interest at a rate per annum equal to ten percent (10%).

              Guarantor's obligations under this Guaranty shall be binding on Guarantor's successors and assigns. Notwithstanding the foregoing, this Guaranty and Guarantor's obligations hereunder shall terminate immediately upon Tenant's receipt of at least Eight Million Dollars ($8,000,000.00) from a public or private equity financing.

Dated:  July 30, 1996              TITAN PHARMACEUTICALS, INC.,
                                   a Delaware corporation

                                   By: /s/ Sunil Bhonsle
                                       -------------------------------

                                   Its:  Executive Vice President
                                         and COO
                                        ------------------------------